UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018 (May 31, 2018)

EASTERLY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37522	47-3864814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Avenue, 21st Floor
New York, New York	10152
(Address of principal executive offices)	(Zip Code)

(646) 712-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth in Item 1.02 below with respect to the Termination Agreement (as defined therein) is hereby incorporated by reference in this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

On May 10, 2018, Easterly Acquisition Corp. (the “Company”) and JH Capital Group Holdings, LLC (“JH Capital”) issued a joint press announcing that they were in discussions to terminate by mutual agreement the Investment Agreement (the “Investment Agreement”), dated as of June 28, 2017 and as subsequently amended, by and among JH Capital, Jacobsen Credit Holdings, LLC (“Jacobsen Holdings”), NJK Holding LLC (“NJK Holdings”), Kravetz Capital Funding LLC (“KCF” and, together with Jacobsen Holdings and NJK Holdings, the “Founding Members”) and the Company. The Investment Agreement contemplated a business combination transaction that would have constituted the Company’s initial business combination referred to in the Company’s initial public offering prospectus dated July 29, 2015.

On May 31, 2018, the Company, JH Capital and the Founding Members entered into an Investment Agreement Termination Agreement (the “Termination Agreement”), dated as of May 31, 2018. The Termination Agreement terminated the Investment Agreement by mutual agreement pursuant to Section 7.1(a) of the Investment Agreement with immediate effect.

Pursuant to the Termination Agreement, JH Capital has agreed to forgive the Amended and Restated Promissory Note, dated as of February 14, 2018, made by the Company to JH Capital, pursuant to which JH Capital has lent the Company $0.03 per share of Company common stock (excluding the 5,000,000 shares of Company common stock owned by Easterly Acquisition Sponsor, LLC and the Company’s directors) on each of January 15, February 15, March 15, April 15 and May 15, 2018, for deposit into the segregated trust account established by the Company at the time of the Company’s initial public offering. Furthermore, the Termination Agreement provides that JH Capital will pay the Company $0.03 and $0.015 per share of Company common stock (excluding the 5,000,000 shares of Company common stock owned by Easterly Acquisition Sponsor, LLC and the Company’s directors) on June 15 and June 30, 2018, respectively, which amounts will be deposited into such segregated trust account.

The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01.	Other Events.

On May 31, 2018, the Company and JH Capital issued a joint press release announcing the termination of the Investment Agreement pursuant to the Termination Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Investment Agreement Termination Agreement, dated as of May 31, 2018, by and among JH Capital Group Holdings, LLC, Jacobsen Credit Holdings, LLC, NJK Holding LLC, Kravetz Capital Funding LLC and Easterly Acquisition Corp.

99.1	Press Release, dated May 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Easterly Acquisition Corp.

Date: May 31, 2018	By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Investment Agreement Termination Agreement, dated as of May 31, 2018, by and among JH Capital Group Holdings, LLC, Jacobsen Credit Holdings, LLC, NJK Holding LLC, Kravetz Capital Funding LLC and Easterly Acquisition Corp.

99.1	Press Release, dated May 31, 2018.